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                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                                   AAON, INC.
                ------------------------------------------------
                (Name of Registrant as specified in Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                [AAON LETTERHEAD]


                                  May 14, 1999

Dear Fellow AAON Stockholders:

We have told you previously that we believed AAON would gain more attention from the investment community as its success story continued to unfold. Currently, AAON stock is trading near its 52-week high of $12. We believe that investors are taking notice of our record-setting sales and earnings in 1998, our best quarter ever (for sales and earnings) in the first quarter of 1999 and our prospects for strong growth in the future.

Bay Harbour is crying all the way to the bank. Like other shareholders, Bay Harbour has benefited from AAON's strong stock price performance. However, Bay Harbour continues to complain and is still asking you to give them influence, and possibly, control over your Company's board of directors. Reject their disruptive tactics. Throw away their gold proxy and vote only the board's white proxy card.

If you have previously voted the gold proxy, you can revoke your vote and support your board by signing and returning a later-dated white card. YOU CAN ELECT BOTH OF YOUR BOARD'S NOMINEES ONLY ON THE WHITE PROXY CARD. ONLY YOUR LATEST DATED PROXY COUNTS. For immediate assistance call our proxy solicitor, Beacon Hill Partners, Inc. at 800-755-5001.

AAON is in stronger financial condition, and much better positioned for growth, than it was a few years ago. Your board and management deserve your support. Since the May 25th annual meeting is only a few days away, please take the time now to sign and return your white proxy card.

Thank you for your consideration.



Norman H. Asbjornson
President